SHISEIDO

Presentation on Acquisition of Bare Escentuals, Inc.

Shinzo Maeda
President & CEO, Shiseido Co., Ltd.

January 15, 2010

1  Overview of Sales/Profits Post Transaction

2  Overview of Bare Escentuals, Inc.

3  Significance of this Acquisition

4  Overview of the Transaction and Financial Impact

SHISEIDO

Overview of Sales/Profits Post Transaction (1/2)

Shiseido        Bare Escentuals         Pro-Forma
(3/09)          (12/08)                 (Simple Sum)

Amount  Margin  Amount  Margin  Amount  Margin

Sales   690.3   -       57.5    -       747.8   -
Operating Income        49.9    7.2%    18.1    31.5%   68.0    9.1%
Net Income      19.4    2.8%    10.1    17.6%   29.5    3.9%

*Translated to yen based on our 3/09 exchange rate (1/08 - 12/08 average) of $1=103.44 yen

Move on to a new stage to become a "Global Player Representing
Asia with its Origins in Japan"

(Note) The above numbers represent the simple sum and do not include any consolidation adjustments.

SHISEIDO

Overview of Sales/Profits Post Transaction (2/2)

Overseas
38%

Asia /
Oceania
17%

Japan
 62%

Americas
8%

Europe
13%

Before Transaction
(3/09 Shiseido Consolidated)

Overseas
42%

Asia /
Oceania 16%

Japan
 58%

Americas
14%

Europe
12%

Post Transaction
(simple sum)

(Note1) The above numbers represent the simple sum and do not include any consolidation adjustments. (Note2) Japan segment of the post transaction include non-US operation of Bare Escentuals.

1  Overview of Sales/Profits Post Transaction
2  Overview of Bare Escentuals, Inc.
3  Significance of this Acquisition
4  Overview of the Transaction and Financial Impact

SHISEIDO

Overview of Bare Escentuals, Inc.

Name:   Bare Escentuals, Inc.
Founded:        1976
Location:       California, United States
Businesses:     Manufacturing and distribution of cosmetics
Employees:      2,779 (as of December 28, 2008)
Key Brands:     Mineral foundation "bareMinerals"
Business Model: 1.  Direct marketing such as through TV shopping channels
2.      Selling at stores (department stores and company-owned boutiques)

SHISEIDO

Bare Escentuals, Inc. Products

Make-up


how-to guide
bareMinerals

bareMinerals


id
bareVitamins
BUXOM

Buxom and bareVitamins

Skin Care


RareMinerals

RareMinerals



md formulations

7

SHISEIDO

Business Model

TV shopping

Boutique

Bare Escentuals has built a new business model that actively utilizes direct marketing channels such as TV shopping and at the same time aims to secure customers through promoting its products in department stores and company-owned boutiques

SHISEIDO

Ms. Leslie Blodgett (Director and CEO)

Biography
Prior to joining BE, she worked for Neutrogena, P&G and Max Factor
1995: Launched bareMinerals cosmetics line
1997: Introduced Bare Escentuals through        QVC
2006: IPO of Bare Escentuals

Appearing on TV shopping programs herself, she is the public face of Bare Escentuals, Inc. Leslie will continue in her management role after consummation of Tender Offer

SHISEIDO

Financial Overview of BE

(in 100 millions of US$)

Sales

Operating Income

Net Income

(Right axis: OP Margin)

(Right axis: NP Margin)

600 500 400 300 200 100 0
395 511 556
12/06/12/07 /12/08

200 160 120 80 40 0
139 169 175
35.2% 33.1% 31.5%
12/06 12/07 12/08
100% 80% 60% 40% 20% 0%

100 80 60 40 20 0
50 88 98
12.7% 17.2% 17.6%
12/06 12/07 12/08
100% 80% 60% 40% 20% 0%

Strong sales and profit growth

1  Overview of Sales/Profits Post Transaction
2  Overview of Bare Escentuals, Inc.
3  Significance of this Acquisition
4  Overview of the Transaction and Financial Impact

SHISEIDO

Our Long - term Vision

To Become a "Global Player Representing Asia with its Origins in Japan"

Hurdles as global player

Boosting its growth potential in markets around the world to achieve higher growth than the global cosmetics market

Transforming the management culture to continue generating ROE and operating margin comparable to those of global competitors

SHISEIDO

Benefits of the Acquisition (1/3)

Acquisition of new brand value

Bare Escentuals

Pioneer in mineral-based cosmetics popular among natural-minded consumers Leading share in the mineral foundation market

Partnership

Shiseido

Established mega-lines and relationship-building lines as its two pillars in Japan Strengthening its brand strategy overseas
centering on the global brand "SHISEIDO" and BPI's designers fragrance brands

The transaction will enable us to build a competitive brand
portfolio that can accurately respond to a wide range of customer needs

SHISEIDO

Benefit of the Acquisition (2/3)

Strong complementary relationship for distribution, sales,
and research and development

Bare Escentuals

Active use of direct marketing
Securing customers through department stores and company-owned boutiques Owning distribution/sales channels infrastructures in
North America

Mutual use of distribution and sales infrastructures

Shiseido

Built the largest distribution network of prestige cosmetics in
Japan Also expanding sales channels in the Chinese market
Advanced R&D capabilities

Expand contact points with a variety of customers Improve the productivity of distribution/sales infrastructures Utilizing our
R&D capabilities with particular focus on skin care

SHISEIDO

Benefit of the Acquisition (3/3)

Strengthening operational bases in North America

Strong market presence of Bare Escentuals, Inc. in North America

Strong brand awareness through the direct marketing efforts

800 retail outlets and 1,500 spa salons in the United States

Improve our presence in North America

1  Overview of Sales/Profits Post Transaction
2  Overview of Bare Escentuals, Inc.
3  Significance of this Acquisition
4  Overview of the Transaction and Financial Impact

SHISEIDO

Outline of the Acquisition

Method

Tender offer by a special purpose acquisition company to be
established under "Shiseido Americas Corporation," our subsidiary

Offer Price

$18.2 per share (40.8% premium to the 3-month average price)
Acquisition Cost(assuming 100% acquisition $1.7bn (160bn yen)
Deal value including target debt $1.9bn (180bn yen)

Offer Period

We expect the offer to commence in late January (within 10
business days from announcement) and to be open for 30 business days, subject to possible extensions and a subsequent offer
period

Other

Transaction has been approved by the Board of Directors of
Bare Escentuals

HISEIDO

Financing for the Acquisition

Financing will be a combination of cash and cash equivalents at hand(30bn yen)and a bank bridge loan(150bn yen)

Optimal financing selected from a range of options, after taking into consideration the business condition, financial position and market trends

SHISEIDO

Impact on Consolidated Performance

Sales and profits will be consolidated from the year ending March 2011

Project team will be established immediately after consummation of the tender offer

Discuss and determine specific policies and execution plans to maximize the acquisition synergies at an early stage

Details to be announced at the appropriate time as soon
as they are determined

SHISEIDO

Shareholder Return Pre-Acquisition

Strategic investments leading to new growth, consistent dividend payment and flexible share buybacks

If no M&A transactions are pending, priority placed on shareholder return

Pay stable cash dividends and buy back and retire treasury stocks flexibly, focusing on achieving a total return ratio target of
60% for medium term

SHISEIDO

Shareholder Return Post-Acquisition

Changing situation given the large acquisition of Bare Escentuals

(Shareholder Return Post-Acquisition)

Taking into consideration the changes from the acquisition, we may need to review the policy of "total return ratio of 60% for medium-term"

Will continue
focusing on maintaining consistent dividends and increasing
dividends linked to
profit increases

SHISEIDO

Our Future Goal

Sustained growth as a global player representing Asia with its origins in Japan

Previous Three-Year Plan

Establish foundation
as a global player

FY 2005

Three-Year Plan

Phase 1

Improve quality of
activities across the board

Establish an undisputed presence in Asia

FY 2008

FY 2011

Phase 2

Get into growth
trajectory

Phase 3

Make a leap forward

Become a global player

FY 2014

FY 2017

FY2017: Net sales in excess of (Y)1 trillion (over 50% overseas sales);
Consistently generate solid operating margins (12% or higher); ROE comparable to that of global competitors (15% or higher)

SHISEIDO

International Efforts

1. Growth Strategy in the Global Markets Renovation of the global brand Active investments in growing markets such as China Entry into untapped markets

2. Management to Respond to Accelerated Globalization
Strengthening operation platforms in countries already entered into Upgrading HR development program globally Introduction of a core information system

SHISEIDO

Our Vision for the Next Step

Europe
Designers Fragrance Brands of BPI

Asia
Global Brand
"SHISEIDO"

North America
Bare Escentuals

-Continue to be a company driven by the business expansion in Asia, particularly China
-Have multiple major global brands being rolled out worldwide
-Increase presence in Europe and North America

The True Global Player Representing Asia

SHISEIDO

This moment.  This life.  Beautifully.

SHISEIDO

The tender offer to which this presentation relates has not yet commenced, and this presentation is neither an offer to purchase, nor a solicitation of an offer to sell any securities.
Stockholders of Bare Escentuals are advised to read the Tender
Offer Statement on Schedule TO, the offer to purchase and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission (the "SEC") when they become available because they will contain important information.
Stockholders of Bare Escentuals may obtain copies of these
documents for free, when available, at the SEC's website at
www.sec.gov or at the Shiseido's website at
http://www.shiseido.co.jp/e/ir/ir_news/index.htm.